UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 18 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2010

UNIWELL ELECTRONIC CORPORATION

Formerly

(Winscon Electronics Co. Ltd.)

 (Exact name of small business issuer as specified in its charter)

Delaware                   333-127170                                     98-0476582

  (State or other Jurisdiction         (Commission File Number)           (IRS Employer Identification

of incorporation)                                                                     Number)

3950 Worthview Place

Mississauga, Ontario, CANADA L5N 6S7

(Address of principal executive offices, including zip code)

(905) 824-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

(1)

Effective September 15, 2010, Uniwell Electronic Corporation (formerly Winscon Electronics Co. Ltd.) has terminated the Letter of Intent to Purchase, dated January 14, 2010, with Cotronic Manufacturing Co. Ltd. (“Cotronic”), a Taiwan corporation. There is no material relationship between the registrant or its affiliates and any of the parties other than in respect of the material definitive agreement.

(2)

WINSCON agrees to issue to the Sellers, upon receipt of the 100% interest of Cotronic Manufacturing Co., Ltd., 2,000,000 Free Trading Common Shares and 2,000,000 Restricted Common shares of Winscon (Delaware) under the following conditions, THE SELLERS shall transfer and assign to Winscon 100% all Assets, Shares and all other tangible and intangible property rights and ownership of Cotronic Manufacturing Co., Ltd. THE SELLERS agree to, at their expense, supply current Audited Financial Statements prepared by auditors registered with the Securities and Exchange Commission in the United States of America.

(3)

Cotronic Manufacturing Co. Ltd. failed to provide audited financial statements.

(4)

There were no early termination penalties incurred by the registrant.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2010                                         Uniwell Electronic Corporation

                                                                                                         /S/

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                                                                                             Luiz A. Brasil, CEO